BroadSoft Reports Second Quarter 2012 Financial Results

GAITHERSBURG, MD -- (Marketwire - August 06, 2012) - BroadSoft, Inc. (NASDAQ: BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the quarter ended June 30, 2012.

Financial Highlights for the Second Quarter of 2012

  Total revenue increased 26% year-over-year to $40.5 million

  GAAP gross profit equaled 79% of total revenue; non-GAAP gross profit equaled 82% of total revenue

  GAAP income from operations totaled $5.6 million or 14% of revenue; non-GAAP income from operations totaled $9.9 million or 24% of revenue

  GAAP diluted EPS equaled $0.08 per common share; non-GAAP diluted EPS equaled $0.33 per common share

Results for the three months ended June 30, 2012

Total revenue rose to $40.5 million in the second quarter of 2012, an increase of 26% compared to $32.2 million in the second quarter of 2011.

Net income for the second quarter of 2012 was $2.4 million, or $0.08 per diluted common share, compared to net income of $15.8 million, or $0.57 per diluted common share, in the second quarter of 2011. Second quarter 2011 results included an income tax benefit of $9.9 million, or $0.36 per diluted common share, resulting from the release of a tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, net income in the second quarter of 2012 was $9.4 million, or $0.33 per diluted common share, compared to non-GAAP net income of $7.6 million, or $0.27 per diluted common share, in the second quarter of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Results for the six months ended June 30, 2012

Total revenue was $78.9 million for the first six months of 2012, compared to $61.8 million for the first six months of 2011, reflecting year-over-year growth of 28%.

Net income for the first six months of 2012 was $4.1 million, or $0.14 per diluted common share, compared to net income of $19.5 million, or $0.70 per diluted common share, for the first six months of 2011. Results for the six months ended June 30, 2011 included an income tax benefit of $9.9 million, or $0.36 per diluted common share, resulting from the release of a tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, net income for the first six months of 2012 was $17.5 million or $0.62 per diluted common share, compared to non-GAAP net income of $13.0 million, or $0.47 per diluted common share, in the first six months of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

"BroadSoft had a strong second quarter and first half of 2012. We are executing well and demand for our software and services continues to grow," said Michael Tessler, president and chief executive officer, BroadSoft. "To continue to deliver on our commitment to drive innovative solutions for our customers, today we announced our acquisition of the assets of Adaption Technologies, which we believe will help us enhance our BroadCloud Software-as-a-Service (SaaS) delivery platform. BroadCloud will now include BroadWorks' award winning features and functionality, helping speed time-to-market of our service provider customers' Unified Communications offerings."

"We delivered a strong second quarter, marked by a 26% increase in revenue compared to the year ago period," said Jim Tholen, chief financial officer, BroadSoft. "Both our non-GAAP operating income and net income improved relative to last year's second quarter. We also generated a very healthy $11.7 million in cash flow from operations and ended the quarter with cash, cash equivalents and investments totaling $194 million."

Guidance

For the third quarter of 2012, BroadSoft anticipates revenue of $40 to $42 million inclusive of approximately $0.5 million in revenue from a partial-quarter contribution from the Adaption acquisition. The Company also expects to achieve earnings on a non-GAAP basis of $0.27 to $0.33 per diluted common share which includes expected dilution from the Adaption acquisition of approximately $0.02 per share.

For the full year 2012, BroadSoft expects revenue of $162 to $167 million which includes approximately $1.3 million in contribution from the Adaption acquisition. The Company anticipates full year 2012 earnings on a non-GAAP basis of $1.30 to $1.40 per diluted common share, which includes expected dilution of approximately $0.04 per share for the Adaption acquisition.

Conference Call

BroadSoft will discuss its second quarter results and business outlook today via teleconference at 5:00 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, an audio replay will be available between 8:00 p.m. Eastern Time August 6, 2012 and 11:59 p.m. Eastern Time August 13, 2012 by calling 1-855-859-2056 or 1-404-537-3406, with Conference ID 10547785. A recording of the call will be available two hours following the conclusion of the call at http://investors.broadsoft.com until November 5, 2012.

BroadSoft has provided in this release, and will provide on this afternoon's teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft's ongoing operational performance. BroadSoft's management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft's industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon's teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP financial measures:

Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company's convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods.

Non-GAAP gross margin, license gross margin and maintenance and services gross margin. BroadSoft defines non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross margin to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft's sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross margin between license and maintenance services, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

With respect to our expectations under "Guidance" above, reconciliation of non-GAAP earnings per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations and other non-GAAP financial measures in this release and on this afternoon's teleconference is not meant to be a substitute for "net income," "net income per share," "gross margin," "income from operations" or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft's definition of "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations" and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations" and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as "anticipate," "enable," "expect," "will," "believe," "continue" and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company's future financial performance set forth under the heading "Guidance." The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; claims that the Company infringes the intellectual property rights of others; the Company's dependence in large part on service providers' continued deployment of, and investment in, their IP-based networks; the Company's ability to integrate and achieve the expected benefits from its recent acquisitions, including Adaption Technologies; and the Company's ability to expand its product offerings, as well as those factors contained in the "Risk Factors" sections of the Company's Form 10-Q for the quarter ended June 30, 2012 filed with the Securities and Exchange Commission, or SEC, today and the Company's Form 10-K for the year ended December 31, 2011 filed with the SEC on February 29, 2012, and in the Company's other filings with the SEC. All information in this release is as of August 6, 2012. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company's expectations.

About BroadSoft

BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company's core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private brand exchanges, video calling, text messaging and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company's financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from BroadSoft's website at www.broadsoft.com.

BSFT-F

                              BroadSoft, Inc.
                   Condensed Consolidated Balance Sheets
                                (unaudited)

                                                   June 30,    December 31,
                                                      2012          2011
                                                 ------------  ------------
                                                    (In thousands, except
                                                  share and per share data)
Assets:
Current assets:
  Cash and cash equivalents                      $     84,253  $     94,072
  Short-term investments                               89,568        92,749
  Accounts receivable, net of allowance for
   doubtful accounts of $379 and $54 at June 30,
   2012 and December 31, 2011, respectively            39,839        47,048
  Deferred tax assets                                  12,409        12,968
  Other current assets                                  7,451         4,435
                                                 ------------  ------------
    Total current assets                              233,520       251,272
                                                 ------------  ------------
Long-term assets:
  Property and equipment, net                           4,708         4,221
  Long-term investments                                20,405         5,000
  Restricted cash                                         959           959
  Intangible assets, net                                7,682         8,842
  Goodwill                                             20,207        17,276
  Other long-term assets                                7,310         3,386
                                                 ------------  ------------
    Total long-term assets                             61,271        39,684
                                                 ------------  ------------
      Total assets                               $    294,791  $    290,956
                                                 ============  ============
Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable and accrued expenses          $     12,272  $     14,999
  Notes payable and bank loans, current portion           475           891
  Deferred revenue, current portion                    46,816        55,372
                                                 ------------  ------------
      Total current liabilities                        59,563        71,262

Convertible senior notes                               84,048        81,737
Notes payable and bank loans                              448           461
Deferred revenue                                        1,978         1,764
Deferred tax liabilities                                3,973         1,433
Other long-term liabilities                             1,149         1,056
                                                 ------------  ------------
      Total liabilities                               151,159       157,713
                                                 ------------  ------------

Stockholders' equity:

Common stock, par value $0.01 per share;
 100,000,000 shares authorized at June 30, 2012
 and December 31, 2011; 27,581,558 and
 27,106,393 shares issued and outstanding at
 June 30, 2012 and December 31, 2011,
 respectively                                             276           271
  Additional paid-in capital                          198,710       191,714
  Accumulated other comprehensive loss                 (3,226)       (2,557)
  Accumulated deficit                                 (52,128)      (56,185)
                                                 ------------  ------------
Total stockholders' equity                            143,632       133,243
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    294,791  $    290,956
                                                 ============  ============

                              BroadSoft, Inc.
              Condensed Consolidated Statements of Operations
                                (Unaudited)

                                    Three Months Ended    Six Months Ended
                                         June 30,             June 30,
                                   -------------------  -------------------
                                      2012      2011       2012      2011
                                   --------- ---------  --------- ---------
                                     (In thousands, except per share data)
Revenue:
  Licenses                         $  22,501 $  19,202  $  43,766 $  34,393
  Maintenance and services            18,015    12,977     35,093    27,440
                                   --------- ---------  --------- ---------
    Total revenue                     40,516    32,179     78,859    61,833

Cost of revenue:
  Licenses                             2,515     1,345      4,575     2,621
  Maintenance and services             5,249     4,635     10,702     8,950
  Amortization of intangibles            557       251      1,116       490
                                   --------- ---------  --------- ---------
    Total cost of revenue              8,321     6,231     16,393    12,061
                                   --------- ---------  --------- ---------

Gross profit                          32,195    25,948     62,466    49,772

Operating expenses:
  Sales and marketing                 11,608     9,077     22,680    17,561
  Research and development             9,131     6,730     17,607    13,546
  General and administrative           5,880     4,496     11,694     8,882
                                   --------- ---------  --------- ---------
    Total operating expenses          26,619    20,303     51,981    39,989
                                   --------- ---------  --------- ---------

Income from operations                 5,576     5,645     10,485     9,783

Other expense, net:                    1,603       194      3,182       171
                                   --------- ---------  --------- ---------
Income before income taxes             3,973     5,451      7,303     9,612
  Provision for (benefit from)
   income taxes                        1,617   (10,340)     3,246    (9,874)
                                   --------- ---------  --------- ---------
Net income                         $   2,356 $  15,791  $   4,057 $  19,486
                                   ========= =========  ========= =========

Net income per common share
 available to BroadSoft, Inc.
 common stockholders:
  Basic                            $    0.09 $    0.59  $    0.15 $    0.74
  Diluted                          $    0.08 $    0.57  $    0.14 $    0.70

Weighted average common shares
 outstanding:
  Basic                               27,550    26,670     27,392    26,189
  Diluted                             28,253    27,939     28,238    27,796

Stock-based compensation expense
 included above:
  Cost of revenue                  $     483 $     211  $     891 $     277
  Sales and marketing                  1,391       415      2,528       749
  Research and development             1,101       510      1,900       757
  General and administrative             806       765      1,653     1,220

                 Summary of Consolidated Cash Flow Activity
                                (unaudited)

                                                          Six Months Ended
                                                              June 30,
                                                         ------------------
                                                           2012      2011
                                                         --------  --------
                                                           (in thousands)

Net cash provided by operating activities                   8,233    12,025
Net cash used in investing activities                     (17,103)  (19,090)
Net cash (used in) provided by financing activities          (904)  117,727

                              BroadSoft, Inc.

               Reconciliation of Non-GAAP Financial Measures
                                (Unaudited)

                                              Three
                       Three Months Ended     Months     Six Months Ended
                            June 30,          Ended          June 30,
                                            March 31,
                         2012       2011       2012       2012       2011
                      ---------  ---------  ---------  ---------  ---------
                                          (In thousands)

Non-GAAP gross
 profit:
GAAP gross profit     $  32,195  $  25,948  $  30,271  $  62,466  $  49,772
  (percent of total
   revenue)                  79%        81%        79%        79%        80%
Plus:
  Stock-based
   compensation
   expense                  483        211        408        891        277
  Amortization of
   acquired
   intangible assets        557        251        559      1,116        490
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP gross profit $  33,235  $  26,410  $  31,238  $  64,473  $  50,539
                      =========  =========  =========  =========  =========
  (percent of total
   revenue)                  82%        82%        81%        82%        82%

GAAP license gross
 profit               $  19,429  $  17,606  $  18,646  $  38,075  $  31,282
  (percent of related
   revenue)                  86%        92%        88%        87%        91%
Plus:
  Stock-based
   compensation
   expense                  174         62        141        315         92
  Amortization of
   acquired
   intangible assets        557        251        559      1,116        490

Non-GAAP license
 gross profit         $  20,160  $  17,919  $  19,346  $  39,506  $  31,864
                      =========  =========  =========  =========  =========
  (percent of related
   revenue)                  90%        93%        91%        90%        93%

GAAP maintenance and
 services gross
 profit               $  12,766  $   8,342  $  11,625  $  24,391  $  18,490
  (percent of related
   revenue)                  71%        64%        68%        70%        67%
Plus:
  Stock-based
   compensation
   expense                  309        149        267        576        185

Non-GAAP maintenance
 and services gross
 profit               $  13,075  $   8,491  $  11,892  $  24,967  $  18,675
                      =========  =========  =========  =========  =========
  (percent of related
   revenue)                  73%        65%        70%        71%        68%

                              BroadSoft, Inc.

         Reconciliation of Non-GAAP Financial Measures (continued)
                                (Unaudited)

                                              Three
                       Three Months Ended     Months     Six Months Ended
                            June 30,          Ended          June 30,
                                            March 31,
                         2012       2011       2012       2012       2011
                      ---------  ---------  ---------  ---------  ---------
                                          (In thousands)
Non-GAAP income from
 operations:
GAAP income from
 operations           $   5,576  $   5,645  $   4,909  $  10,485  $   9,783
  (percent of total
   revenue)                  14%        18%        13%        13%        16%
Plus:
  Stock-based
   compensation
   expense                3,781      1,901      3,191      6,972      3,003
  Amortization of
   acquired
   intangible assets        557        251        559      1,116        490
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP income from
 operations           $   9,914  $   7,797  $   8,659  $  18,573  $  13,276
                      =========  =========  =========  =========  =========
  (percent of total
   revenue)                  24%        24%        23%        24%        21%

GAAP operating
 expense              $  26,619  $  20,303  $  25,362  $  51,981  $  39,989

Less:
  Stock-based
   compensation
   expense                3,298      1,690      2,783      6,081      2,726
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP operating
 expense              $  23,321  $  18,613  $  22,579  $  45,900  $  37,263
                      =========  =========  =========  =========  =========
  (as percent of
   total revenue)            58%        58%        59%        58%        60%

GAAP sales and
 marketing expense    $  11,608  $   9,077  $  11,072  $  22,680  $  17,561

Less:
  Stock-based
   compensation
   expense                1,391        415      1,137      2,528        749
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP sales and
 marketing expense    $  10,217  $   8,662  $   9,935  $  20,152  $  16,812
                      =========  =========  =========  =========  =========
  (as percent of
   total revenue)            25%        27%        26%        26%        27%

GAAP research and
 development expense  $   9,131  $   6,730  $   8,476  $  17,607  $  13,546

Less:
  Stock-based
   compensation
   expense                1,101        510        799      1,900        757
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP research and
 development expense  $   8,030  $   6,220  $   7,677  $  15,707  $  12,789
                      =========  =========  =========  =========  =========
  (as percent of
   total revenue)            20%        19%        20%        20%        21%

GAAP general and
 administrative
 expense              $   5,880  $   4,496  $   5,814  $  11,694  $   8,882

Less:
  Stock-based
   compensation
   expense                  806        765        847      1,653      1,220
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP general and
 administrative
 expense              $   5,074  $   3,731  $   4,967  $  10,041  $   7,662
                      =========  =========  =========  =========  =========
  (as percent of
   total revenue)            13%        12%        13%        13%        12%

                              BroadSoft, Inc.

         Reconciliation of Non-GAAP Financial Measures (continued)
                                (Unaudited)

                                                Three
                          Three Months Ended    Months    Six Months Ended
                               June 30,         Ended         June 30,
                                              March 31,
                            2012      2011       2012      2012      2011
                         --------- ---------  --------- --------- ---------
                                (In thousands, except per share data)
Non-GAAP net income and
 income per share:
GAAP net income          $   2,356 $  15,791  $   1,701 $   4,057 $  19,486

Adjusted for:
  Stock-based
   compensation expense      3,781     1,901      3,191     6,972     3,003
  Amortization of
   acquired intangible
   assets                      557       251        559     1,116       490
  Non-cash interest
   expense on our
   convertible notes         1,273       172      1,242     2,515       172
  Non-cash tax provision
   (benefit)                 1,425   (10,496)     1,463     2,888   (10,140)
                         --------- ---------  --------- --------- ---------

Non-GAAP net income      $   9,392 $   7,619  $   8,156 $  17,548 $  13,011
                         ========= =========  ========= ========= =========

GAAP net income per
 basic common share      $    0.09 $    0.59  $    0.06 $    0.15 $    0.74

Adjusted for:
  Stock-based
   compensation expense       0.14      0.07       0.12      0.25      0.11
  Amortization of
   acquired intangible
   assets                     0.02      0.01       0.02      0.04      0.02
  Non-cash interest
   expense on our
   convertible notes          0.04      0.01       0.05      0.09      0.01
  Non-cash tax provision
   (benefit)                  0.05     (0.39)      0.05      0.11     (0.38)
                         --------- ---------  --------- --------- ---------

Non-GAAP net income per
 basic common share      $    0.34 $    0.29  $    0.30 $    0.64 $    0.50
                         ========= =========  ========= ========= =========

GAAP net income per
 diluted common share    $    0.08 $    0.57  $    0.06 $    0.14 $    0.70

Adjusted for:
  Stock-based
   compensation expense       0.13      0.07       0.11      0.25      0.11
  Amortization of
   acquired intangible
   assets                     0.02      0.01       0.02      0.04      0.02
  Non-cash interest
   expense on our
   convertible notes          0.05      0.01       0.05      0.09      0.01
  Non-cash tax provision
   (benefit)                  0.05     (0.39)      0.05      0.10     (0.37)
                         --------- ---------  --------- --------- ---------

Non-GAAP net income per
 diluted common share    $    0.33 $    0.27  $    0.29 $    0.62 $    0.47
                         --------- ---------  --------- --------- ---------

Contact Information

For further information contact:

Investor Relations:
John Kiang
+1-240-720-0625
jkiang@broadsoft.com

Industry Analyst / Media Relations:
Elaine Myada
+1-240-720-9558
emyada@broadsoft.com

Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com